UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 6, 2025
PriceSmart, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-22793	33-0628530
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
9740 Scranton Road
San Diego, CA 92121
(Address of principal executive offices and zip code)
Registrant's telephone number, including area code: (858) 404-8800
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	PSMT	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
The information set forth under Item 5.07 below is incorporated by reference in this Item 5.02.
Item 5.07. Submission of Matters to a Vote of Security Holders.
The Annual Meeting of Stockholders of PriceSmart, Inc. (the "Company") was held on February 6, 2025 through a virtual meeting platform. As of the record date, there were 30,662,345 shares outstanding and entitled to vote. There were 29,125,246 shares voted during the meeting or by proxy. Directors are elected by a plurality of the votes of the shares present during the meeting or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. Each of the nominees of the Board of Directors (the "Board") received such a plurality and was re-elected to the Board. Stockholders also (i) approved, on an advisory basis, the compensation of the Company's named executive officers for fiscal year 2024; (ii) approved an amendment to the Company's Amended and Restated 2013 Equity Incentive Award Plan (the "Plan"); and (iii) ratified the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending August 31, 2025.
A detailed summary of the amendment to the Plan is set forth in the Company's proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on December 18, 2024 (the "Proxy Statement") under the caption "Proposal 3--Approval of an Amendment to increase the number of shares of Common Stock available for the grant of awards under the Amended and Restated 2013 Equity Incentive Award Plan." The detailed summary of the amendment to the Plan and the foregoing description of the amendment to the Plan are qualified in their entirety by reference to the full text of the amendment to the Plan, which is filed hereto as Exhibit 10.1 and incorporated by reference.
1. To elect directors to serve until the next Annual Meeting of Stockholders or until their successors are elected and qualified:

	Votes For	Votes Withheld	Broker Non-Votes
Sherry S. Bahrambeygui	24,985,754	3,273,996	865,496
Jeffrey R. Fisher	26,222,188	2,037,562	865,496
Gordon H. Hanson	25,780,134	2,479,616	865,496
Beatriz V. Infante	26,243,473	2,016,277	865,496
Leon C. Janks	21,593,712	6,666,038	865,496
Patricia Márquez	25,867,758	2,391,992	865,496
David N. Price	24,720,630	3,539,120	865,496
Robert E. Price	25,855,202	2,404,548	865,496
David R. Snyder	25,811,049	2,448,701	865,496
John D. Thelan	26,244,969	2,014,781	865,496
Edgar Zurcher	23,987,857	4,271,893	865,496
2. To approve, on an advisory basis, the compensation of the Company's named executive officers for fiscal year 2024:

	Votes For	Votes Against	Abstain	Broker Non-Votes
Total Shares Voted	28,059,235	193,639	6,876	865,496
3. To approve an amendment to the Company’s Amended and Restated 2013 Equity Incentive Award Plan to increase the number of shares of Common Stock available for the grant of awards by 750,000 shares:

	Votes For	Votes Against	Abstain	Broker Non-Votes
Total Shares Voted	26,175,038	2,077,916	6,796	865,496
4. To ratify the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending August 31, 2025:

	Votes For	Votes Against	Abstain
Total Shares Voted	28,832,417	289,771	3,058

Item 8.01. Other Events.

On February 6, 2025, the Company’s Board of Directors declared the Company’s annual cash dividend in the total amount of $1.26 per share, with $0.63 per share payable on February 28, 2025 to stockholders of record as of February 18, 2025 and $0.63 per share payable on August 29, 2025 to stockholders of record as of August 15, 2025. PriceSmart anticipates the ongoing payment of annual dividends in subsequent periods, although the actual declaration of future dividends, if any, the amount of such dividends, and the establishment of record and payment dates is subject to final determination by the Board of Directors at its discretion after its review of the Company’s financial performance and anticipated capital requirements, taking into account the uncertain macroeconomic conditions on our results of operations and cash flows.
Item 9.01. Financial Statements and Exhibits.
(d)Exhibits

Exhibit No.	Description
10.1*	Amendment to the Amended and Restated 2013 Equity Incentive Award Plan of PriceSmart, Inc.
104	The cover page from this Current report on Form 8-K, formatted in Inline XBRL.
* Management contract or compensatory plan or arrangement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 7, 2025	/s/ FRANCISCO VELASCO
Francisco Velasco Executive Vice President, Chief Legal Officer, Registered In-House Counsel, Chief Risk & Compliance Officer and Secretary